AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON *

                              REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      First Enterprise Service Group, Inc.
             (Exact name of registrant as specified in its charter)

--------------------------------------------------------------------

          Florida                           6770                                Applied For

State or other jurisdiction of        PRIMARY  STANDARD  INDUSTRIAL  I.R.S.     Employer
incorporation or organization         CLASSIFICATION CODE NUMBER                Identification No.

------------------------------------------------------------------------------


                              2503 W. Gardner Ct.,
                                 Tampa, FL 33611
                                  813. 831-9348

    (Address,       including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

                               Michael T. Williams
                                    PRESIDENT
                      First Enterprise Service Group, Inc.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

(Name, address, including zip code, and telephone number, including area code, of agent for service)
        APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED  SALE TO THE PUBLIC:
  As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act,check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]
------------------------
CALCULATION OF REGISTRATION FEE


Title of each
class of           Amount
securities         to be           Proposed          Proposed     Amount of
to be              registered      maximum           maximum      registration
registered         per unit        offering price    aggregate    fee


Common
Stock, par
Value - no        25,418,423          $.001           $2,541.84       $847.28
           --------------------------------------------------------------------


(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Space Systems International pursuant to the merger described herein.

(2) The registration fee has been calculated pursuant to Rule 457(f)(2). As of the filing of this registration statement, Space Systems International had an accumulated capital deficit. In addition, Space Systems International's common stock has no par value. Accordingly, the proposed maximum offering price has been calculated by multiplying one-third,1/3, of an assumed par value for Space Systems International's Common Stock of .0001par per share, pursuant to Delaware law by the maximum number of shares to be issued to the holders of Space Systems International common stock in the merger.

                            ------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.



PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

Under Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability (i) for breach of the Directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. The provisions also does not affect a Directors' responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

Florida

Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such

                                      II-1

proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. Articles and Bylaws. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

At present, there is no pending litigation or proceeding involving a Director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Numbers

Exhibit 2.1       Agreement and Plan of Merger and Reorganization

Exhibit 3.1       Articles of Incorporation of the Registrant.
Exhibit 3.2       Bylaws of the Registrant
Exhibit 3.3 Amended and Restated Articles of Incorporation of Registrant, to be effective after consummation of the proposed Merger.
Exhibit 3.4 Amended and Restated Bylaws of the Registrant, to be effective after consummation of the proposed Merger.
Exhibit 4.1       Form of Common Stock Certificate of the Registrant.*
Exhibit 5.1       Legal Opinion of Williams Law Group, P.A.**
Exhibit 8.1       Tax Opinion of Williams Law Group, P.A.
Exhibit 10.1a     Agreement with Rainbow**
Exhibit 10.1b     Agreement with Gulf Atlantic**
Exhibit 10.2      Option Agreement with ITR Marketing Inc.
Exhibit 10.3      Option Agreement with Evan Capital
Exhibit 10.4      Option Agreement with Novak Graphics Ltd.
Exhibit 10.5      Option Agreement with Larix International Ltd.
Exhibit 10.6      Contract with Globalstar**
Exhibit 10.7      Contract with Ericsson
Exhibit 10.8      Promissory note from John Papazian**
Exhibit 10.9      Promissory note from Dennis Appel**
Exhibit 10.10.1   Promissory  notes from Barry Berman dated September 24, 1998**
Exhibit 10.10.2   Promissory notes from Barry Berman dated October 6, 1998 **
Exhibit 10.11     Letter from MGM to Williams Law Group **
Exhibit 10.12     Letter from Williams Law Group to MGM **
Exhibit 10.13     Letter  from MGM to SSI  Board*
Exhibit 10.14     Delaware Statutes
Exhibit 10.15     Schedule of Information resales Representatives
Exhibit  11.1     Statement of computation of per share earnings.*

Exhibit 23.1      Consent of KINGERY, CROUSE & HOHL, P.A.
Exhibit 23.2      Consent of PANNELL KERR FORSTER, CPAs.
Exhibit 23.3 Consent of WILLIAMS LAW GROUP, P.A. (to be included in Exhibits 5.1 and 8.1).

Exhibit 27.       Financial Data Schedule (for SEC use only)


*To be filed by amendment
** Previously Filed

All other Exhibits called for by Rule 601 of Regulation S-1 are not applicable to this filing.

Information pertaining to our Common Stock is contained in our Articles of Incorporation and By-Laws.



Ex. 2.1




     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of October 1, 2000(the "Agreement") by and among First Enterprise Service Group, Inc., a Florida corporation ("First Enterprise") and Space Systems International Inc., a Delaware corporation ("Space Systems International).

                                 R E C I T A L S

     The respective Boards of Directors of FIRST ENTERPRISE and Space Systems International deem it desirable and in the best interests of their respective corporations, and of their respective shareholders, subject to, among other things, the approval of the shareholders of FIRST ENTERPRISE and Space Systems International, Space Systems International shall merge with and into FIRST ENTERPRISE; as a result of which the holders of shares of capital stock of Space Systems International will, in the aggregate, receive the consideration hereinafter set forth (collectively, the "Merger"). Upon the terms and subject to the conditions of this Agreement, at the Effective Date (as defined in
Section 2.3 of this Agreement) in accordance with the merger laws of the state of Delaware ("MERGER LAWS"), Space Systems International shall be merged with and into FIRST ENTERPRISE and the separate existence of Space Systems International shall thereupon cease. FIRST ENTERPRISE shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                          I. RECITALS; TRUE AND CORRECT

     The above stated recitals are true and correct and are incorporated into this Agreement.

                                   II. MERGER

     2.1 Merger. In the manner and subject to the terms and conditions set forth herein, Space Systems International shall merge with and into FIRST ENTERPRISE, and FIRST ENTERPRISE shall be the surviving corporation after the Merger and shall continue to exist as a corporation governed by the laws of Delaware.

     2.2 Incorporation and Name Change. Prior to the closing of the merger, FIRST ENTERPRISE shall change its state of incorporation to Delaware and in so doing adopt Space Systems International's Articles of Incorporation and ByLaws (the "Reincorporation"). Upon the Closing of the Merger, FIRST ENTERPRISE shall change its name to Space Systems International, Inc. (the "Name Change").

     2.3 Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective on the date (the "Effective Date") the Articles of Merger, together with Plans of Merger reflecting the Merger, shall be accepted for filing by the Secretary of State of Delaware.

     2.4 Securities of the Corporations. The authorized capital stock of Space Systems International is comprised of 50,000,000 shares of Common Stock, of which 24,665,870 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, of which 7,120,720 Class A shares are outstanding. There are also outstanding options to acquire 3,500,000 shares of Common Stock (the "Space Systems International Stock").

The authorized capital stock of FIRST ENTERPRISE is comprised of 50,000,000 shares of Common Stock, no par value per share (the "FIRST ENTERPRISE Stock"), of which 762,553 shares will be issued and outstanding as of the date of closing of the Merger. In addition, FIRST ENTERPRISE has authorized but unissued 20,000,000 shares of no par value Preferred Stock

     2.5 Shares of the Constituent and Surviving Corporations. The manner and basis of converting the shares of Space Systems International Stock into shares of FIRST ENTERPRISE Stock shall be as follows:

At the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of either FIRST ENTERPRISE or Space Systems International, each share of Space Systems International Stock, including common stock, preferred stock and options, issued and outstanding shall be converted into the right to receive one share or common or preferred stock or options, the preferred stock and options having the same terms and conditions, of FIRST ENTERPRISE Stock (the "Exchange Ratio").

     2.6 Effect of the Merger. As of the Effective Date, all of the following shall occur:

          (a) The separate existence and corporate organization of Space Systems International shall cease (except insofar as it may be continued by statute), FIRST ENTERPRISE shall exist as a surviving corporation.

          (b) Except as otherwise specifically set forth herein, the corporate identity, existence, purposes, powers, franchises, rights and immunities of FIRST ENTERPRISE shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of Space Systems International shall be merged with and into FIRST ENTERPRISE as the surviving corporation, shall be fully vested therewith.

          (c) Neither the rights of creditors nor any liens upon or security interests in the property of Space Systems International shall be impaired by the Merger.

          (d) All corporate acts, plans, policies, agreements approvals and authorizations of the shareholders and Board of Directors of Space Systems International and of its respective officers, directors and agents, which were valid and effective immediately prior to the Effective Date, shall be the acts, plans, policies, agreements, approvals and authorizations of FIRST ENTERPRISE and shall be as effective and binding on FIRST ENTERPRISE as the same were on Space Systems International.

          (e) FIRST ENTERPRISE shall be liable for all of the obligations and liabilities of Space Systems International.

          (f) The rights, privileges, goodwill, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to Space Systems International, shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in FIRST ENTERPRISE, without further act or deed.

          (g) No claim pending at the Effective Date by or against any of Space Systems International, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred.

          (h) All rights of employees and creditors and all liens upon the property of Space Systems International shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all the debts, liabilities and duties of Space Systems International shall attach to FIRST ENTERPRISE and shall be enforceable against FIRST ENTERPRISE to the same extent as if all such debts, liabilities and duties had been incurred or contracted by Space Systems International.

          (i) The Articles of Incorporation of FIRST ENTERPRISE, as in effect on the Effective Date, shall continue to be the Articles of Incorporation of FIRST ENTERPRISE without change or amendment.

          (j) The Bylaws of FIRST ENTERPRISE, as in effect on the Effective Date, shall continue to be the Bylaws of FIRST ENTERPRISE without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

          (k) Upon the Effective Date, the Board of Directors of FIRST ENTERPRISE shall consist of those persons set forth in the registration statement, and the officers of FIRST ENTERPRISE shall be the officers specified in the registration statement.

         III. CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

     Space Systems International and FIRST ENTERPRISE covenant that between the date hereof and the date of the Closing:

     3.1 Access to Space Systems International. Space Systems International shall (a) give to FIRST ENTERPRISE and to FIRST ENTERPRISE's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date (as defined in Section 6.1), to all of the books, contracts, commitments and other records of Space Systems International and shall furnish FIRST ENTERPRISE during such period with all information concerning Space Systems International that FIRST ENTERPRISE may reasonably request; and (b) afford to FIRST ENTERPRISE and to FIRST ENTERPRISE's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Space Systems International, in order to conduct inspections at FIRST ENTERPRISE's expense to determine that Space Systems International is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Space Systems International are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), FIRST ENTERPRISE shall make arrangements with Space Systems International reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Space Systems International. Any such investigation or inspection by FIRST ENTERPRISE shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Space Systems International contained herein.

     3.2 Conduct of Business. During the period from the date hereof to the Closing Date, Space Systems International shall and shall use reasonable efforts, to the extent such efforts are within Space Systems International's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

     3.3 Exclusivity to FIRST ENTERPRISE. Neither Space Systems International nor its respective officers, directors, representatives or agents, as appropriate, from the date hereof until the Closing or the earlier termination of this Agreement, shall solicit any inquiries, proposals or offers to purchase the business of Space Systems International or the shares of capital stock of Space Systems International, from any person other than FIRST ENTERPRISE. Any person inquiring as to the availability of the business or shares of capital stock of Space Systems International or making an offer therefor shall be told that Space Systems International is bound by the provisions of this Agreement. Space Systems International as well as its officers, directors, representatives or agents further agree to advise FIRST ENTERPRISE promptly of any such inquiry or offer.

     3.4 Access to FIRST ENTERPRISE. FIRST ENTERPRISE shall (a) give to Space Systems International and to Space Systems International's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of FIRST ENTERPRISE and shall furnish Space Systems International during such period with all information concerning FIRST ENTERPRISE that Space Systems International may reasonably request; and (b) afford to Space Systems International and to Space Systems International's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of FIRST ENTERPRISE in order to conduct inspections at Space Systems International's expense to determine that FIRST ENTERPRISE is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of FIRST ENTERPRISE are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Space Systems International shall make arrangements with FIRST ENTERPRISE reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of FIRST ENTERPRISE. Any such investigation or inspection by Space Systems International shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of FIRST ENTERPRISE contained herein.

       3.5 Conduct of Business. During the period from the date hereof to the Closing Date, the business of FIRST ENTERPRISE shall be operated by FIRST ENTERPRISE in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

     (a) FIRST ENTERPRISE shall comply in all material respects with all laws applicable to it; and

     (b) FIRST ENTERPRISE shall timely file all reports required to be filed by it with the Securities and Exchange Commission (the "SEC").

     3.6 Exclusivity to Space Systems International. FIRST ENTERPRISE and its officers, directors, representatives or agents, as appropriate, shall not, from the date hereof until the Closing or the earlier termination of this Agreement, solicit any inquiries, proposals or offers to purchase the business of FIRST ENTERPRISE or the shares of capital stock of FIRST ENTERPRISE from any person other than Space Systems International. Any person inquiring as to the availability of the business or shares of capital stock of FIRST ENTERPRISE or making an offer therefor shall be told that FIRST ENTERPRISE is bound by the provisions of this Agreement. Each of FIRST ENTERPRISE and its officers, directors, representatives or agents further agree to advise Space Systems International promptly of any such inquiry or offer.

     3.7 Stockholder Approval. (a) As promptly as reasonably practicable following the date of this Agreement, FIRST ENTERPRISE shall take all action reasonably necessary in accordance with the laws of the State of Florida and its Articles of Incorporation and Bylaws to secure written consents for the approval and adoption of the Merger and the Merger Agreement, as well as the Reincorporation and Name Change. The Board of Directors of FIRST ENTERPRISE shall unanimously recommend that FIRST ENTERPRISE's shareholders vote to approve and adopt the Merger, this Agreement and any other matters to be submitted to FIRST ENTERPRISE's shareholders in connection therewith. FIRST ENTERPRISE shall, subject as aforesaid, use its best efforts to solicit and secure from shareholders of FIRST ENTERPRISE such approval and adoption.

     (b) As promptly as reasonably practicable following the date of this Agreement, FIRST ENTERPRISE shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the SEC thereunder a registration statement on Form S-4 (or other form of registration statement as agreed by the parties) (the "registration statement")covering all shares of FIRST ENTERPRISE Stock issuable as a consequence of the Merger. FIRST ENTERPRISE may also register shares of existing shareholders for resale on a companion S-1 or SB-2 filing. Space
Systems International shall cooperate fully with FIRST ENTERPRISE in the preparation and filing of the Registration Statement and any amendments and supplements thereto, including, without limitation, the furnishing to FIRST ENTERPRISE of such information regarding Space Systems International as shall be required by each of the Securities Act and the Exchange Act and the respective rules and regulations promulgated by the SEC thereunder.

     (d) As promptly as practicable but in no event later than the Effective Date, FIRST ENTERPRISE shall prepare and file with the NASD OTC Bulletin Board ("BB"), an application to have the FIRST ENTERPRISE Stock listed for trading on BB.


        IV. REPRESENTATIONS AND WARRANTIES OF Space Systems International

     Space Systems International represents and warrants to FIRST ENTERPRISE as follows, with the knowledge and understanding that FIRST ENTERPRISE is relying materially upon such representations and warranties:

     4.1 Organization and Standing. Space Systems International is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Space Systems International has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Space Systems International, and all states in which each is qualified to do business as of the date hereof, are listed in the information in the registration statement concerning Space Systems International. The copies of the Articles of Incorporation and Bylaws of Space Systems International, as amended to date, delivered to FIRST ENTERPRISE, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information in the registration statement concerning Space Systems International, Space Systems International does not own any interest in any other corporation, business trust or similar entity. The minute book of Space Systems International contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.

     4.2 Capitalization. The authorized capital stock of Space Systems International, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Registration Statement. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Space Systems International is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Space Systems International. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Space Systems International. Space Systems International has no subsidiaries.

     4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Space Systems International in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Space Systems International, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     4.4 Properties. Except as set forth on the information in the registration statement concerning Space Systems International, Space Systems International has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Space Systems International has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Space Systems
International,  as the case  may be,  and,  to the  knowledge  of Space  Systems
International, the other parties thereto in accordance with its terms. Neither Space Systems International nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Space Systems International is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Space Systems International, any such condemnation, expropriation or taking been proposed. None of the assets of Space Systems International is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

       4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Space Systems International (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Space Systems International and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17), which would be required to be listed as exhibits to a Registration Statement on Form S-4 or an Annual Report on Form 10-K if Space Systems International were subject to the reporting requirements of the Exchange Act (individually, the "Space Systems International Contract" and collectively, the "Space Systems International Contracts"), are listed and described in the information in the registration statement concerning Space Systems International. Space Systems International is the holder of, or party to, all of the Space Systems International Contracts. To the knowledge of Space Systems International, the Space Systems International Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Space Systems International nor any signatory thereto is in default or breach of any material provision of the Space Systems International Contracts. Space Systems International's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the Space Systems International Contracts.

     4.6 Litigation. Except as disclosed in the information in the registration statement concerning Space Systems International, there is no claim, action, proceeding or investigation pending or, to the knowledge of Space Systems
International, threatened against or affecting Space Systems International before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Space Systems International, could have any materially adverse effect on Space Systems International. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Space Systems International.

     4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

     Space Systems International has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Space Systems International are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Space Systems International has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     Space Systems International is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Space Systems International that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Space Systems International. There is no valid basis, to the knowledge of Space Systems International, except as set forth in the information in the registration statement concerning Space Systems International, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Space Systems International by any governmental authority.

     4.8 Compliance with Laws and Regulations. To its knowledge, Space Systems International is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Space Systems International is currently conducted or to which Space Systems International is currently subject which has a material impact on Space Systems International, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. Space Systems
International   knows  of  no  assertion   by  any  party  that  Space   Systems
International is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by Space Systems International. To the knowledge of Space Systems International, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Space Systems International.

     4.9 Compliance with Laws. (a) To its knowledge, the business, operations, property and assets of Space Systems International (and, to the knowledge of Space Systems International, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of Space Systems
International and the activities of which could result in any material adverse liability to Space Systems International) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to Space Systems International's knowledge, Space Systems International has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Space Systems International, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed in the information in the registration statement concerning Space Systems International, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Space Systems International is pending or, to the knowledge of Space Systems International, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Space Systems International does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this
Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

     4.10 Reserved.

     4.11 Condition of Assets. The equipment, fixtures and other personal property of Space Systems International, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of Space Systems International as is contemplated to be conducted.

     4.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by Space Systems
International will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of Space Systems International; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Space Systems International is a party or by which Space Systems International or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Space Systems International under, or create any rights of termination, cancellation or acceleration in any person under, any Space Systems International Contract.

     4.13 Employees. Except as set forth in the information in the registration statement concerning Space Systems International, none of the employees of Space Systems International is represented by any labor union or collective bargaining unit and, to the knowledge of Space Systems International, no discussions are taking place with respect to such representation.

     4.14 Financial Statements. To its knowledge, the information in the registration statement concerning Space Systems International contains, as to Space Systems International, an unaudited balance sheet as of * and related statements of operations, statements of cash flows and statements of shareholders' equity of Space Systems International for the one-year period ended * and an unaudited balance sheet as of * and related statements of operations, statements of cash flows and statement of shareholders' equity for the nine-month period ended * (collectively, the "Financial Statements"). The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Space Systems International as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). The Financial Statements, when submitted to FIRST ENTERPRISE for inclusion in the Registration Statement, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated thereunder. Without limiting the generality of the foregoing, (i) there is no basis for any assertion against Space Systems International as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of Space Systems International as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Space Systems International has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Space Systems International is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Space Systems International taken as a whole.

     4.15  Absence  of Certain  Changes  or  Events.  Except as set forth in the
information   in   the   registration   statement   concerning   Space   Systems
International, since December 31, 1996, there has not been:

     (a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Space Systems International;

     (b) Any material damage, destruction or loss of any material properties of Space Systems International, whether or not covered by insurance;

     (c) Any material change in the manner in which the business of Space Systems International has been conducted;

     (d) Any material change in the treatment and protection of trade secrets or other confidential information of Space Systems International;

     (e) Any material change in the business or contractual relationship of Space Systems International with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Space Systems International;

     (f) Any agreement by Space Systems International, whether written or oral, to do any of the foregoing; and

     (g) Any  occurrence  not  included  in  paragraphs  (a) through (f) of this
Section 4.16 which has resulted, or which Space Systems International has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Space Systems International.

     4.16 Governmental Licenses, Permits, Etc. To its knowledge, Space Systems International has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in the registration statement concerning Space Systems International includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

          (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

          (2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which Space Systems International contributes or is required to contribute.

          (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA other than a Multi-employer Plan to which Space Systems International contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of Space Systems International.

          (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

          (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

          (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of Space Systems International, former employees, officers, directors or shareholders of Space Systems International any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

     (b) The information in the registration statement concerning Space Systems International lists, all (1) employment agreements and collective bargaining agreements to which Space Systems International is a party; (2) Compensation Arrangements of Space Systems International; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which Space Systems International has or may have any monetary obligations to employees or consultants of Space Systems International or their beneficiaries or legal representatives or under which any such persons may have any rights. Space Systems International has previously made available to FIRST ENTERPRISE true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, Space Systems International has previously delivered or made available to FIRST ENTERPRISE (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts;
(2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by Space Systems International to FIRST ENTERPRISE as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

     (c) Except as otherwise disclosed in the information in the registration statement concerning Space Systems International:

          (1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

     4.18 Brokers. Space Systems International has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     4.19 Business Locations. Space Systems International does not nor does it own or lease any real or personal property in any state except as set forth on the information in the registration statement concerning Space Systems International. Space Systems International does not have a place of business (including, without limitation, Space Systems International's executive offices or place where Space Systems International's books and records are kept) except as otherwise set forth on the information in the registration statement concerning Space Systems International.

     4.20 Intellectual Property. The information in the registration statement concerning Space Systems International lists all of the Intellectual Property (as hereinafter defined) used by Space Systems International which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of Space Systems International's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Space Systems International. Other than as disclosed in the information in the registration statement concerning Space Systems International, Space Systems International does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by Space Systems International or otherwise. All of the patents, trademark registrations and copyrights listed in the information in the registration statement concerning Space Systems International that are owned by Space Systems International are valid and in full force and effect. To the knowledge of Space Systems International, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by Space Systems International, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Space Systems International know of any valid basis for any such proceeding or claim. To the knowledge of Space Systems International, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Space Systems International. To the knowledge of Space Systems International, its use of software does not violate or otherwise infringe the rights of any third party. 4.21 Warranties. The information in the registration statement concerning Space Systems International sets forth a true and complete list of the forms of all express warranties and guaranties made by Space Systems International to third parties with respect to any services rendered by Space Systems International.

     4.22 Suppliers. Except as set forth in the information in the registration statement concerning Space Systems International, Space Systems International knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Space Systems International will not continue to conduct business with Space Systems International after the Closing Date in substantially the same manner as it has conducted business prior thereto.

     4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Space Systems International, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

     4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Space Systems International with, any governmental authority, federal, state or local, is required in connection with Space Systems International's execution, delivery and performance of this Agreement.

    4.25 No Omissions or Untrue Statements. None of the information relating to Space Systems International supplied or to be supplied in writing by it specifically for inclusion in the Registration Statement, at the respective times that the Registration Statement becomes effective (or any registration statement included therein), the Proxy Statement is first mailed to FIRST ENTERPRISE's shareholders and the meeting of FIRST ENTERPRISE's shareholders takes place, as the case may be, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. FIRST ENTERPRISE shall give notice to Space Systems International in advance of the dates of such effectiveness, mailing and meeting sufficient to permit Space Systems International to fulfill its obligations under the second sentence of this Section.

     4.26 information in the registration statement concerning Space Systems International Complete. Space Systems International shall promptly supplement the information in the registration statement concerning Space Systems International if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information in the registration statement concerning Space Systems International, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information in the registration statement concerning Space Systems International, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in the registration statement concerning Space Systems International following the date hereof shall not in any way affect FIRST ENTERPRISE's right not to consummate the transactions contemplated hereby as set forth in Section 8.2 hereof.

              V. REPRESENTATIONS AND WARRANTIES OF FIRST ENTERPRISE

     FIRST ENTERPRISE represents and warrants to Space Systems International as follows, with the knowledge and understanding that Space Systems International is relying materially on such representations and warranties:

     5.1 Organization and Standing of FIRST ENTERPRISE. FIRST ENTERPRISE is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of FIRST ENTERPRISE, delivered to Space Systems International, are true and complete copies of those documents as now in effect. FIRST ENTERPRISE does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of FIRST ENTERPRISE contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

     5.2 FIRST ENTERPRISE's Authority. FIRST ENTERPRISE's Board of Directors has approved and adopted this Agreement and the Merger and has resolved to recommend approval and adoption of this Agreement and the Merger by FIRST ENTERPRISE's shareholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by FIRST ENTERPRISE in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of FIRST ENTERPRISE, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     5.4 No Breaches. To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of the FIRST ENTERPRISE Stock) by FIRST ENTERPRISE will not (i) conflict with the Articles of Incorporation or the Bylaws of FIRST ENTERPRISE; (ii) violate any order, writ, injunction, or decree applicable to FIRST ENTERPRISE; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of FIRST ENTERPRISE under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which FIRST ENTERPRISE is a party or by which FIRST ENTERPRISE or any of its assets may be bound.

     5.5 Capitalization. The FIRST ENTERPRISE Stock consists of 50,000,000 shares of common stock, no par value per share, of which 1,000,000 shares are issued and outstanding. All of the outstanding FIRST ENTERPRISE Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The FIRST ENTERPRISE Stock to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and nonassessable. Other than as stated in this Section 5.5, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon, FIRST ENTERPRISE, to purchase or otherwise acquire any shares of capital stock of FIRST ENTERPRISE, or other equity securities or equity interests of FIRST ENTERPRISE or any debt securities of FIRST ENTERPRISE. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of FIRST ENTERPRISE Stock or other stock of FIRST ENTERPRISE.

     5.6 Business. FIRST ENTERPRISE, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business.

     5.7 Governmental Approval; Consents. To its knowledge, except for the reports required to be filed in the future by FIRST ENTERPRISE, as a reporting company, under the Exchange Act, and under the Securities Act with respect to the shares of FIRST ENTERPRISE Stock issuable upon exercise of the FIRST ENTERPRISE Warrants, the filing of the Registration Statement under the
Securities Act, the Proxy Statement under the Exchange Act for the purpose of seeking stockholder approval of the Merger referred to in Section 2.1 and the issuance of the FIRST ENTERPRISE Stock pursuant to the Merger and the filing of the S-4 Registration Statement (or other form of registration statement as agreed by the parties), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by FIRST
ENTERPRISE with, any governmental authority, federal, state or local, is required in connection with FIRST ENTERPRISE's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of FIRST ENTERPRISE to enable FIRST ENTERPRISE to enter into and carry out this Agreement.

     5.8 Financial Statements. To its knowledge, the financial statements of FIRST ENTERPRISE included in FIRST ENTERPRISE's SEC Reports, as hereinafter defined (collectively, the "FIRST ENTERPRISE Financial Statements") present fairly, in all material respects, the financial position of FIRST ENTERPRISE as of the respective dates and the results of its operations for the periods covered in accordance with GAAP. Without limiting the generality of the foregoing, (i) except as set forth in the FIRST ENTERPRISE Disclosure Schedule, there is no basis for any assertion against FIRST ENTERPRISE as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto; and (ii) there are no assets of FIRST ENTERPRISE, the value of which (in the reasonable judgment of FIRST ENTERPRISE) is materially overstated in said balance sheets. Except as disclosed therein, FIRST ENTERPRISE has no known material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments. FIRST ENTERPRISE is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

     5.9 Adverse Developments. Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in the FIRST ENTERPRISE Financial Statements, since March, 1997, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of FIRST ENTERPRISE, and no event has occurred other than in the ordinary and usual course of business or as set forth in FIRST ENTERPRISE's SEC Reports or in the FIRST ENTERPRISE Financial Statements which could be reasonably expected to have a materially adverse effect upon FIRST ENTERPRISE, and FIRST ENTERPRISE does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon FIRST ENTERPRISE's operations or future prospects.

     5.10 Reserved.

     5.11 Contracts Listed; No Default. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of FIRST ENTERPRISE are, with the exception of this Agreement, described in FIRST ENTERPRISE's SEC Reports. All of such contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon FIRST ENTERPRISE, are listed in the FIRST ENTERPRISE Disclosure Schedule (the "FIRST ENTERPRISE Contracts"). To the knowledge of FIRST ENTERPRISE, the FIRST ENTERPRISE Contracts are valid, binding and enforceable by FIRST ENTERPRISE against the other parties thereto in accordance with their terms. Neither FIRST ENTERPRISE nor, to the knowledge of FIRST ENTERPRISE, any of the other parties thereto is in default or breach of any material provision of the FIRST ENTERPRISE Contracts. FIRST ENTERPRISE has furnished Space Systems International with a true and complete copy of each FIRST ENTERPRISE Contract, as amended.

     5.12 Taxes. FIRST ENTERPRISE has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of FIRST ENTERPRISE's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. FIRST ENTERPRISE has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     FIRST ENTERPRISE is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against FIRST ENTERPRISE that has not been paid. There are no Tax liens upon the assets of FIRST ENTERPRISE (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of FIRST ENTERPRISE's knowledge, except as set forth in the FIRST ENTERPRISE Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to FIRST ENTERPRISE by any governmental authority.

     5.13 Litigation. Except as disclosed in the FIRST ENTERPRISE Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to FIRST ENTERPRISE's knowledge, threatened against or affecting FIRST ENTERPRISE before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of FIRST ENTERPRISE, could have a materially adverse effect on FIRST ENTERPRISE. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against FIRST ENTERPRISE.

     5.14 Compliance with Laws and Regulations. To its knowledge, FIRST ENTERPRISE is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of FIRST ENTERPRISE is currently conducted or to which FIRST ENTERPRISE is currently subject, which may have a material impact on FIRST ENTERPRISE, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. FIRST ENTERPRISE does not know of any assertion by any party that FIRST ENTERPRISE is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by FIRST ENTERPRISE. To FIRST ENTERPRISE's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of FIRST ENTERPRISE.

     5.15 Compliance with Laws. (a) To its knowledge, the business operations, property and assets of FIRST ENTERPRISE (and to the knowledge of FIRST ENTERPRISE, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of FIRST ENTERPRISE and the activities of which could result in any material adverse liability to FIRST ENTERPRISE) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to FIRST ENTERPRISE's knowledge, FIRST ENTERPRISE has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by FIRST ENTERPRISE, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed in the FIRST ENTERPRISE Disclosure Schedule, no suit, action, claim, proceeding nor investigation review or inquiry by any Government Entity (as defined in Section 4.9) concerning any such possible violations by FIRST ENTERPRISE is pending or, to FIRST ENTERPRISE's knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. FIRST ENTERPRISE does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

     5.16 Governmental Licenses, Permits, Etc. To its knowledge, FIRST ENTERPRISE has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.
5.17 Brokers. FIRST ENTERPRISE has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     5.18 Employee Plans. Except as listed in FIRST ENTERPRISE's SEC Reports, FIRST ENTERPRISE has no employees, consultants or agents, and FIRST ENTERPRISE has no Employee Plans or Compensation Arrangements.



                  VI. STOCKHOLDER APPROVAL; CLOSING DELIVERIES

     6.1 Stockholder Approval. Space Systems International shall submit the Merger and this Agreement to its shareholders for approval and adoption at the Meeting or by written consent as soon as practicable following the date the SEC declares the registration statement effective in accordance with Section 3.7 hereof. Subject to the Merger and this Agreement receiving all approvals of Space Systems International and Space Systems International shareholders and regulatory approvals and the absence of 97% or more of the non-affiliated shareholders of Space Systems International (i) voting against the Merger; and
(ii) requesting redemption of their shares of Space Systems International Stock in the manner to be set forth in the Information Statement, and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") no later than the fifth business day (or such later date as the parties hereto may agree) following the later of (a) the date of the Meeting of Shareholders of Space Systems International to consider and vote upon the Merger and this Agreement or the receipt of the requisite percentage of written consents or (b) the business day on which the last of the conditions set forth in Articles VII and VIII hereof is fulfilled or waived (such later date, the "Closing Date"), at 10:00 A.M. at the offices of WILLIAMS LAW GROUP, P.A., or at such other time and place as the parties may agree upon.

     6.2 Closing Deliveries of Space Systems International. At the Closing,Space Systems International shall deliver, or cause to be delivered, to FIRST
ENTERPRISE:

          (a) A certificate dated as of the Closing Date, to the effect that the representations and warranties of Space Systems International contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that Space Systems International has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Space Systems International on or prior to the Closing Date;

          (b) An opinion of Space Systems International's counsel, *, in form and substance reasonably satisfactory to FIRST ENTERPRISE, in a form to be mutually agreed to prior to the Closing;

        (c) a certificate, dated as of the Closing Date, certifying as to the Articles of Incorporation and Bylaws of Space Systems International, the incumbency and signatures of the officers of each of Space Systems International and copies of the directors' and shareholders' resolutions of Space Systems International approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

        (d) Such other documents, at the Closing or subsequently, as may be reasonably requested by FIRST ENTERPRISE as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby.

     6.3  Closing  Deliveries  of  FIRST  ENTERPRISE.   At  the  Closing,  FIRST
ENTERPRISE shall deliver to Space Systems International:

          (a) A certificate of FIRST ENTERPRISE, dated as of the Closing Date, to the effect that the representations and warranties of FIRST ENTERPRISE contained in this Agreement are true and correct in all material respects and that FIRST ENTERPRISE has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by FIRST ENTERPRISE on or prior to the Closing Date;

          (b) A certificate, dated as of the Closing Date, executed by the Secretary of FIRST ENTERPRISE, certifying the Articles of Incorporation, Bylaws, incumbency and signatures of officers of FIRST ENTERPRISE and copies of FIRST ENTERPRISE's directors' and shareholders' resolutions approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (c) An  opinion  of FIRST  ENTERPRISE's  counsel,  WILLIAMS LAW GROUP,
P.A.,  in  form  and  substance  reasonably   satisfactory  to  Space  Systems
International,  in a form to be mutually agreed to prior to the Closing;

          (d) The written resignations of all officers, and all directors of FIRST ENTERPRISE.

          (e) Certificates representing the FIRST ENTERPRISE Stock issuable upon consummation of the Merger;

          (f) The books and records of FIRST ENTERPRISE; and

          (h) Documentation satisfactory to Space Systems International evidencing the fact that the signatories on all relevant bank accounts of FIRST ENTERPRISE have been changed to signatories designated by Space Systems International.

          VII. CONDITIONS TO OBLIGATIONS OF Space Systems International

     The obligation of Space Systems International to consummate the Closing is subject to the following conditions, any of which may be waived by Space Systems International in its sole discretion:

     7.1 Compliance by FIRST ENTERPRISE. FIRST ENTERPRISE shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by FIRST ENTERPRISE prior to or on the Closing Date.

     7.2 Accuracy of FIRST ENTERPRISE's Representations. FIRST ENTERPRISE's representations and warranties contained in this Agreement (including the FIRST ENTERPRISE Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     7.3 Material Adverse Change. No material adverse change shall have occurred subsequent to March, 1999 in the financial position, results of operations, assets, liabilities or prospects of FIRST ENTERPRISE, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of FIRST ENTERPRISE within the reasonable discretion of Space Systems International.

     7.4 Documents. All documents and instruments delivered by FIRST ENTERPRISE to Space Systems International at the Closing shall be in form and substance reasonably satisfactory to Space Systems International and its counsel.

     7.5 Capitalization. At the Closing Date, FIRST ENTERPRISE shall have, other than with respect to the issuance of shares underlying the FIRST ENTERPRISE Warrants, not more than * shares of FIRST ENTERPRISE Stock issued and outstanding.

       7.6  Effectiveness  of  Registration   Statement;   No  Stop  Order.  The
Registration Statement shall be effective under the Securities Act and shall not be subject to a stop order or any threatened stop order.

     7.7 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code.

     7.8  Litigation.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Space Systems International's knowledge, be threatened.


               VIII. CONDITIONS TO FIRST ENTERPRISE'S OBLIGATIONS

     FIRST ENTERPRISE's obligation to consummate the closing is subject to the following conditions, any of which may be waived by FIRST ENTERPRISE in its sole discretion:

     8.1 Compliance by Space Systems International. Space Systems International shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

     8.2 Accuracy of Space Systems International's Representations. Space Systems International's representations and warranties contained in this Agreement (including the exhibits hereto and the FIRST ENTERPRISE Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     8.3 Material Adverse Change. No material adverse change shall have occurred subsequent to * in the financial position, results of operations, assets, liabilities or prospects of Space Systems International taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of Space Systems International taken as a whole, within reasonable discretion of FIRST ENTERPRISE.

     8.4  Litigation.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to FIRST ENTERPRISE's knowledge, be threatened.

     8.5 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code and there are no material adverse tax consequences to the Merger.

     8.6 Documents. All documents and instruments delivered by Space Systems International to FIRST ENTERPRISE at the Closing shall be in form and substance reasonably satisfactory to FIRST ENTERPRISE and its counsel.



                               IX. INDEMNIFICATION

     9.1 By Space Systems International. Subject to Section 9.4, Space Systems International shall indemnify, defend and hold FIRST ENTERPRISE, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Space Systems International set forth in this Agreement or in any certificate delivered to FIRST ENTERPRISE pursuant hereto; or (ii) the breach of any of the covenants of Space Systems International contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.2 By FIRST ENTERPRISE. Subject to Section 9.4, FIRST ENTERPRISE shall indemnify, defend, and hold Space Systems International its directors, officers, shareholders, attorneys, agents and affiliates harmless from and against any and all Losses that arise out of (i) the breach of any representation or warranty of FIRST ENTERPRISE set forth in this Agreement or in any certificate delivered to Space Systems International pursuant hereto; or (ii) the breach of any of the covenants of FIRST ENTERPRISE contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.3 Claims Procedure. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

     9.4 Limitations on Liability. Neither Space Systems International nor FIRST ENTERPRISE shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by each, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $200,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $200,000).

                                 X. TERMINATION

     10.1 Termination Prior to Closing. (a) If the Closing has not occurred by any date as mutually agreed upon by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

     (b) Prior to the Termination Date either party to this Agreement may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Article VI, Article VII or Article VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either party may terminate this Agreement.

     10.2 Consequences of Termination. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 12.3. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                           XI.  ADDITIONAL COVENANTS

     11.1 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     11.2 Changes in Representations and Warranties of Space Systems International. Between the date of this Agreement and the Closing Date, Space Systems International shall not, directly or indirectly, except as contemplated in the information in the registration statement concerning Space Systems International, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Space Systems International herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. Space Systems International shall promptly give written notice to FIRST ENTERPRISE upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Space Systems International contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     11.3 Changes in Representations and Warranties of FIRST ENTERPRISE. Between the date of this Agreement and the Closing Date, FIRST ENTERPRISE shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of FIRST ENTERPRISE herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. FIRST ENTERPRISE shall promptly give written notice to Space Systems International upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of FIRST ENTERPRISE contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

                              XII.  MISCELLANEOUS

     12.1 Expenses. FIRST ENTERPRISE will pay for its counsel and financial consultant and all their costs. Space Systems International will pay for your accountants and attorneys and all their costs. Space Systems International will be responsible for paying the SEC filing fee, and state filing fees and all costs of converting your documents to they can be filed with the SEC.
 .

     12.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of Space Systems International or FIRST ENTERPRISE pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by Space Systems International or FIRST ENTERPRISE, as the case may be, hereunder. All representations, warranties and covenants made by Space Systems International and by FIRST ENTERPRISE in this Agreement, or pursuant hereto, shall survive through the Closing Date.

     12.3 Nondisclosure. FIRST ENTERPRISE will not at any time after the date of this Agreement, without Space Systems International' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Space Systems International.

     Space Systems International will not at any time after the date of this Agreement, without FIRST ENTERPRISE's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to FIRST ENTERPRISE. The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place as to FIRST ENTERPRISE and Space Systems International, but shall not lapse as to the officers and directors of FIRST ENTERPRISE, individually.

     Any information, which (i) at or prior to the time of disclosure by either of Space Systems International or FIRST ENTERPRISE was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Space Systems International or FIRST ENTERPRISE or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to Space Systems International or FIRST ENTERPRISE, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

     12.4 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

     12.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth
(5th) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.
12.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof, except to the extent that the Securities Act or the Exchange Act applies to the Registration Statements and the Proxy Statement.

     12.7  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     12.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     12.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     12.12 Public Disclosure. From and after the date hereof through the Closing Date, FIRST ENTERPRISE shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of Space Systems International, which consent shall not be unreasonably withheld or delayed. It is understood by Space Systems International that FIRST ENTERPRISE is required under the Exchange Act to make prompt disclosure of any material transaction.

     THE  PARTIES  TO THIS  AGREEMENT  HAVE  READ THIS  AGREEMENT,  HAVE HAD THE
OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

 First Enterprise Service Group, Inc.


By:____________________________



Its:_____________________________


Space Systems International, Inc.


By:____________________________



Its:____________________________

Ex. 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                      First Enterprise Service Group, Inc.


                      ARTICLE I - NAME AND MAILING ADDRESS


     The name of this corporation is First Enterprise Service Group, Inc. and the mailing address of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611.

                              ARTICLE II - DURATION
         This corporation shall have perpetual existence.

                              ARTICLE III - PURPOSE
         This corporation is organized to include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes (1975) as presently enacted and as it may be amended from time to time.

                           ARTICLE IV - CAPITAL STOCK
         This corporation is authorized to issue 50,000,000 shares of no par value common stock, which shall be designated as "Common Shares" and Twenty Million shares of no par value preferred stock, which shall be designated as "Preferred Shares."
         The Preferred Shares may be issued in such series and with such rights, privileges, and preferences as determined solely by the Board of Directors.

                 ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT
     The street address of theinitial registered office of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611, and the name of the initial registered agent of this corporation at that address is Michael T. Williams.

                     ARTICLE VI - INITIAL BOARD OF DIRECTORS
         This corporation shall have One director(s) initially. The number of directors may be either increased or decreased from time to time by the Bylaws, but shall never be less than one (1). The name(s) and address(es) of the initial director(s) of this corporation are:
      NAME                                        ADDRESS
Michael T. Williams                   2503 W. Gardner Ct.  Tampa Fl  33611

                                            ARTICLE VII - INCORPORATOR(S)
         The name and address of the person(s) signing these Articles of Incorporation is (are):
       NAME                                        ADDRESS
Michael T. Williams                    2503 W. Gardner Ct.  Tampa Fl  33611

                         ARTICLE VIII - INDEMNIFICATION
         The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                             ARTICLE IX - AMENDMENT
         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

       ARTICLE X - AFFILIATED TRANSACTIONS AND CONTROL SHARE ACQUISITIONS
         The  Corporation  expressly  elects  not  to be  governed  by  Sections
607.0901 and 607.0902 of the Florida Enterprise Corporations Act, relating to affiliated transactions and control share acquisitions, respectively.

         IN WITNESS WHEREOF, the undersigned incorporator(s) has (have) executed these Articles of Incorporation this April 4, 1999.

                                         -------------------------------
                                             Michael T. Williams

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                    AND STREET ADDRESS FOR SERVICE OF PROCESS
                                 WITHIN FLORIDA



         Pursuant to Florida Statutes Section 48.091, First Enterprise Service Group, desiring to organize under the laws of the State of Florida, hereby designates Michael T. Williams, located at 2503 W. Gardner Ct. Tampa Fl 33611 as its registered agent to accept service of process within the State of Florida.





                            ACCEPTANCE OF DESIGNATION


         The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.




                                        -------------------------------
                                           Michael T. Williams




Ex. 3.2




                                     BYLAWS
                                       OF


                      ARTICLE I - MEETINGS OF SHAREHOLDERS



         Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

         Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Board of Directors, or when requested in writing by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) or more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting designate another person to do so.

         Section 3.  Place.  Meetings of shareholders may be held within or
         -----------------
without the State of Florida.


         Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

         Section 6. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholder of any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty
(60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

         Section 7. Voting Record. The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or register of the corporation and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

         If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         Section 8. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

         If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

         After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         Section 9.  Voting of Shares.  Each  outstanding  share,  regardless of
          ----------------------------
class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

         Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

         A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

         At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

         Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified coy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing gin the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

         On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         Section 10. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders' duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two (2) or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one (1) is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         Section 11. Voting Trusts. Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder or record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         Section 12. Shareholders' Agreements. Two (2) or more shareholders, of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote the shares standing in their names.

         Section 13. Action by Shareholders Without a Meeting. Any action required by law, these bylaws, or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

         Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidated or sale or exchange of assets for which dissenters rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.


                             ARTICLE II - DIRECTORS

         Section  1.  Function.  All  corporate  powers  shall be  exercised  by
         ---------------------
or under the authority of, and business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         Section  2.  Qualification.  Directors  need  not be  residents of this
         --------------------------
state  or  shareholders  of this corporation.

         Section  3.  Compensation. The Board of Directors shall have  authority
         -------------------------
to fix the  compensation  of directors.

         Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

         (a) one (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented,

         (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence, or

         (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonable believes to merit confidence.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

         Section 5. Presumption of Assent. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         Section 6. Number. The corporation shall have at least one (1) director. The minimum number of directors may be increased or decreased from time to time by amendment to these bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director and no amendment shall decrease the number of directors below one (1), unless the stockholders have voted to operate the corporation.

         Section 7. Election and Term. Each person named in the articles of incorporation as a member of the initial board of directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

         Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Section 9. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         Section 10. Quorum and Voting. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 11. Director Conflicts of Interest. No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one (1) or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

         (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         Section 12. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

         (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders,

         (b) designate candidates for the office of director, for purposes of proxy solicitation or otherwise,

         (c)  fill vacancies on the Board of Directors or any committee thereof,

         (d)  amend the bylaws,

         (e) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or

         (f) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

         The Board of Directors, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee, who may act in the place and stead of any member or members at any meeting of such committee.

         Section  13.  Place of  Meetings.  Regular  and special  meetings  by
          --------------------------------
the Board of  Directors  may be held within or without the State of Florida.

         Section 14. Time, Notice and Call of Meetings. Regular meetings by the Board of Directors shall be held without notice. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         Meetings of the Board of Directors may be called by the chairman of the board, by the president of the corporation, or by any two (2) directors.

         Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 15. Action Without a Meeting. Any action required to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                             ARTICLE III - OFFICERS

         Section 1. Officers. The officers of this corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

         Section 2.  Duties.  The officers  of this  corporation shall have the
         ------------------
following duties:


         The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the stockholders and Board of Directors.

         The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the stockholders and Board of Directors, send all notice of meetings out, and perform such other duties as may be prescribed by the Board of Directors or the President.

         The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President.

         Section 3. Removal of Officers. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interest of the corporation will be served thereby.

         Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.

         Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the bylaws shall have expressly reserved such power to the shareholders.

         Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                         ARTICLE IV - STOCK CERTIFICATES

         Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         Section 2. Form. Certificates representing shares in this corporation shall be signed by the President or Vice-President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the President or Vice-President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of, such restrictions.

         Each certificate representing shares shall state upon the fact thereof: the name of the corporation; that the corporation is organized under the laws of this state; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

         Section 3. Transfer of Stock. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder or record of by his duly authorized attorney, and the signature of such person has been guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

         Section 4. Lost, Stolen, or Destroyed Certificates. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

                          ARTICLE V - BOOKS AND RECORDS

         Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

         This corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a records of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

         Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         Section 3. Financial Information. Not later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

         Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                             ARTICLE VI - DIVIDENDS

         The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the articles of incorporation, subject to the following provisions:

         (a) Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the corporation or out of capital surplus, howsoever arising but each dividend paid out of capital surplus, and the amount per share paid from such surplus shall be disclosed to the shareholders receiving the same concurrently with the distribution.

         (b) Dividends may be declared and paid in the corporation's own treasury shares.

         (c) Dividends may be declared and paid in the corporation's own authorized but unissued shares out of any unreserved and unrestricted surplus of the corporation upon the following conditions:

                  (1) If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

                  (2) If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the shareholders receiving such dividend concurrently with the payment thereof.

         (d) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the articles of incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

         (e) A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the corporation shall not be construed to be a share dividend within the meaning of this section.

                          ARTICLE VII - CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation as it appears on page 1 of these bylaws.

                            ARTICLE VIII - AMENDMENTS

         These bylaws may be repealed or amended, and new bylaws may be adopted, by the Board of Directors.

         End of bylaws adopted by the Board of Directors.













Ex. 3.3



                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        Space Systems Imaging Corporation

     Space Systems Imaging Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

     First: That at a meeting of the Board of Directors of Space Systems Imaging Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring sold amendment to be advisable and resolution setting forth the proposed amendment is as follows:

     RESOLVED: that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended said Article shall be and read as follows:

     FIRST:  The  name  of  the  corporation  is  Space  Systems   International
Corporation.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law off the State of Delaware at which meeting the necessary number of shares as required by stature were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Space Systems Imaging Corporation has caused this certificate to be signed by its Authorized Officer the 25th day of February, 1998

                              By: /s/ John Papazian
                               Name: John Papazian
                               Title:  President












                          CERTIFICATE OF INCORPORATION
                                       OF
                        Space Systems Imaging Corporation


     FIRST:  The name of the corporation  is: Space Systems Imaging  Corporation

     SECOND: Its registered office in the State of Delaware is located at 25 Greystone Manor, Lewes, Delaware 19958-9776, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of authorized shares which the corporation is authorized to issue 50,000,000 shares of common stock having a par value of
0.0001 per share. The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon. All shares of common shares shall be identical and each share of common stock shall be entitled to one vote on all matters. The board of directors is authorized, subject to limitations prescribed by law and the provisions of the Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish form time to time the number of shares included in any such series and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

     FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not by elected by ballot unless required by the bylaws of the corporation.

     SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

     SEVENTH: In furtherance and not n limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

     EIGHTH: The corporation reserves the right to amend or repeal any provisions in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

     NINTH: the incorporator is Harvard business Services, Inc., whose mailing address is 25 Greystone Manor, Lewes, DE 19958-9766. the powers of the Incorporator are to file this certificate of incorporation, approve the by-laws of the corporation and elect the initial directors.

     TENTH: to the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. 1. Richard H. Bell, for the purpose of forming a corporation under the laws of the State of Delaware do make and tile this certificate, and do certify that the facts herein stated are true: and have accordingly signed below, this 19th day of February, 1998.

                                        Signed by: /s/ Richard H. Bell
                                        Name:          Richard H. Bell
                                              HARVARD BUSINESS SERVICES, INC.





Ex. 3.4



                      SPACE SYSTEMS INTERNATIONAL INCORPORATED
                                       BYLAWS
                              ARTICLE I -STOCKHOLDERS
Section 1. Annual Meeting.
An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on such date, and at such time and at such place within or without the State of Delaware, as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Section 2. Special Meetings.
Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix.

Section 3. Notice ice of Meetings.
Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).


When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.
At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.
Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 6. Conduct of Business.
The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

Section 7. Proxies and Voting.
At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast

Section 8. Stock List.
A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Consent of Stockholders in Lieu of Meeting
Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                         ARTICLE 11- BOARD OF DIRECTORS

Section 1. Number and Term of Office.
The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be (5). Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

Section 2. Vacancies.
If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified

Section 3. Regular Meetings.
Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required

Section 4. Special Meetings.
Special meetings of the Board of Directors may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief-executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing the same not less than twenty-/our hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section S. Quorum.
At any meeting of the Board of Directors, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6. Participation in Meetings By Conference Telephone.
Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 7; Conduct of Business.
At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 8. Powers.
The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1) To declare dividends from time to time in accordance with law;

(2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(6) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(7) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

(8) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.

                Section 9. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 7. Removal.
Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 8. Action with Respect to Securities of Other Corporations.
Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                ARTICLE V -STOCK

Section 1. Certificates of Stock.
Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock.
Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.
The Board of Directors may fix a record date, which shall not he more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as ofwhich there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4. Lost, Stolen or Destroyed Certificates.
In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section S. Regulations.
The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                               ARTICLE VI- NOTICES

Section 1. Notices.
Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

Section 2. Waivers.
A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                           ARTICLE VII -MISCELLANEOUS

Section 1. Facsimile Signatures.
In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal
The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seaJ shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 3. Reliance upon Books, Reports and Records.
Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year.
The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section S. Time Periods.
In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                          ARTICLE VIII -INDEMNIFICATION
                            OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.
Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, [employee or agent] of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in
Section  2  hereof   with   respect  to   proceedings   to  enforce   rights  to
indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such ndemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 2. Right of Indemnitee to Bring Suit.
If a claim under Section 1 of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. h (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that; the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

Section 3. Non-Exclusivity of Rights.
The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 4. Insurance.
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                             ARTICLE IX -AMENDMENTS

These bylaws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.
(SEAL)

Special meeting of the Board or Directors
October 2, 1998
Subject: Amendment of the By-laws from a California Corp. to a Delaware corp.


A telecom meeting of the members of the Board was held at 9:05 PDT to amend the by-laws to reflect that Space Systems International Corp. is a Delaware Corp. and not a California Corporation. In conference were Benjamin Russo---N.Y., Dennis Appet---Moscow Russia, John Papazian-San Diego, Ed Daley---San Diego, Martin Flaherty---Los Angeles. All mebers of the Board of Directors, John Papazian made the motion and seconded by Ed Daley the motion was approved unanimously The special meeting was adjourned at 9:15 PDT

                                    /s/ John Papazian
                                        John Papazian
                                        President, CEO, Member of the Board






                         Form of Consent of Stockholders



                           CONSENT OF STOCKHOLDERS OF
                    SPACE SYSTEMS INTERNATIONAL INCORPORATED

THE UNDERSIGNED stockholder, does hereby consent to the adoption of the following resolution:

"RESOLVED, that the attached bylaws of SPACE SYSTEMS INTERNATIONAL INCORPORATED be adopted as presented and attached hereto, which shall supercede and replace entirely any other by-laws that SPACE SYSTEMS INTERNATIONAL INCORPORATED may have adopted.

This written consent may be executed in one or more counterparts, each of which shall constitute an original document, but all of which, taken together, shall constitute one instrument.

Stockholder:

Number of Shares Owned:

DATED:



Ex. 8.1



                            WILLIAMS LAW GROUP, P.A.
                               2503 W. Gardner Ct.
                                 Tampa FL 33611


October 6, 2000

First Enterprise Service Group, Inc.
Tampa,  FL

Re:   Federal Income Tax Consequences of Merger of Space Systems International,
Inc. and First Enterprise Service Group, Inc.

Gentlemen:

     As special counsel to First Enterprise Service Group, Inc., a Florida corporation ("First Enterprise Service Group"), we have been asked to advise you concerning the anticipated federal income tax consequences of the merger pursuant to the Agreement and Plan of Merger (the "Merger Agreement") of Space Systems International into First Enterprise Service Group in exchange for shares of First Enterprise Service Group's Common Stock (the "Common Stock"). The transfer of the assets and liabilities in exchange for the Common Stock (the "Merger") will be carried out pursuant to the Merger Agreement, as described in the Registration Statement on Form S-4, as amended, filed by First Enterprise Service Group, File No. 333-31072 (the "Registration Statement"). Unless otherwise specified, all capitalized terms have the meaning assigned to them in the Registration Statement.

     In connection with the preparation of this opinion, we have examined such documents concerning the Merger, including the Merger Agreement, as we deemed necessary (the "Examined Documents"). In our review and examination we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to all original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of all such originals of such latter documents; (b) the due execution, completion, acknowledgment and public filing, where applicable, of any of the Examined Documents, as indicated in such documents, and the delivery of all documents and instruments and the consideration recited in such documents by all parties; (c) that all parties have the necessary power and authority, corporate or otherwise, to execute and deliver the Examined Documents, and documents attendant therewith, to which they are a party and to perform their obligations under such documents, and that all such actions have been duly and validly authorized by all necessary proceedings;
(d) that the Examined Documents and the documents attendant therewith, constitute legal, valid and binding obligations to each party thereto enforceable against each party in accordance with their respective terms, except

(i) as enforcement of such documents may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, and other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general, from time to time in effect;
(ii) subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and the availability of equitable remedies; and
(iii) subject to implied covenants of good faith, fair dealing and commercially reasonable conduct, judicial discretion and instances of multiple or equitable remedies and applicable public policies and laws.

     In rendering our opinion, we have made the following factual assumptions:

     1. The factual representations and warranties of the parties contained in the Merger Agreement, which we may deem material to our opinion, are all true in all respects as of the date of our opinion, except as may otherwise be set forth in or contemplated by, any of the Examined Documents.

     2. The factual representations and warranties, other than those matters about which we specifically opine, of the parties contained in the Examined Documents, which we may deem material to our opinion, are all true in all respects as of the date hereof, except as may be otherwise set forth in or contemplated by the Examined Documents.

     3. The transaction contemplated by the Examined Documents and all the transactions related thereto or contemplated thereby shall be consummated in accordance with the terms and conditions of such documents, except as may be set forth in and or contemplated by any closing document delivered by the parties at the closing of the Merger.

     4. Each document derived from a public authority is accurate, complete and authentic and all official records (including their proper indexing and filing) are accurate and complete.

     5. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealings among any of the foregoing which would, in any case, define, supplement or qualify the terms of the Examined Documents.

                           LIMITATIONS ON OUR OPINION

      The following limitations shall apply with respect to our opinion:

1) Our opinion is based upon the various provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder and the interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters as of the date hereof, all of which are subject to change either prospectively or retroactively. No opinion is rendered with respect to the effect, if any, of any pending or future legislation, judicial or administrative regulations or rulings, which may have a bearing on any of the foregoing. We have not been asked to render an opinion with respect to any federal income tax matters except those set forth below. Likewise, we have not been asked to render any opinion with respect to any foreign, local or state income tax consequences of the Merger. By rendering our opinion, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. Accordingly, our opinion should not be construed as applying in any manner to any aspect of the transactions contemplated by the Examined Documents, other than as set forth below.

2)       Our  opinion  does  not  consider   the  tax   consequences   of  other
         transactions effected prior to or after the Merger (whether or not such transactions are consummated in connection with the Merger).

3) We have not discussed this opinion with representatives of the Internal Revenue Service, and it is not binding on the Service. The Service is not bound by and may not concur in the conclusions we have reached.

4) We have addressed this opinion to most of the typical shareholders of companies such as Space Systems International. However, some special categories of shareholders listed below will have special tax considerations that need to be addressed by their individual tax advisors:

o        Dealers in securities
o        Banks
o        Insurance companies
o        Foreign persons
o        Tax-exempt entities
o Taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction o Taxpayers who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions

5) We also do not address the tax consequences of the merger under foreign, state or local tax laws.

6) Neither First Enterprise Service Group nor Space Systems International has requested, or will request, a ruling from the Internal Revenue Service, IRS, with regard to any of the federal income tax consequences of the merger. The tax opinions will not be binding on the IRS or preclude the IRS from adopting a contrary position.

                                    OPINION

It is the opinion of Williams Law Group, P.A., counsel to First Enterprise Service Group , that the merger will constitute a reorganization under Section 368(a) of the code. As a result of the merger's qualifying as a reorganization, the following federal income tax consequences will, under currently applicable law, result:

o No gain or loss will be recognized for federal income tax purposes by the holders of Space Systems International common stock upon the receipt of First Enterprise Service Group common stock solely in exchange for Space Systems International common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

o The aggregate tax basis of the First Enterprise Service Group common stock received by Space Systems International shareholders in the merger will be the same as the aggregate tax basis of the Space Systems International common stock surrendered in merger.

o The holding period of the First Enterprise Service Group common stock received by each Space Systems International shareholder in the merger will include the period for which the Space Systems International common stock surrendered in merger was considered to be held, provided that the Space Systems International common stock so surrendered is held as a capital asset at the closing of the merger.

o A holder of Space Systems International common stock who exercises dissenters' rights for the Space Systems International common stock and receives a cash payment for the shares generally will recognize capital gain or loss, if the share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in the share and the amount of cash received, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code or does not have the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code.

o Neither First Enterprise Service Group nor Space Systems International will recognize gain solely as a result of the merger.

o There is a continuity of interest for IRS purposes with respect to the business of Space Systems International. This is because shareholders of Space Systems International have represented to us that they will not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their Space Systems International common stock in anticipation of the merger, plus the First Enterprise Service Group ommon stock received in the merger that the Space Systems International shareholders, as a group, would no longer have a significant equity interest in the Space Systems International business being conducted by First Enterprise Service Group after the merger. Our opinion is based upon IRS ruling guidelines that require eighty percent continuity, although the guidelines do not purport to represent the applicable substantive law.

A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Space Systems International would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between

o the sum of the fair market value, as of the closing of the merger, of the First Enterprise Service Group common stock issued in the merger plus the amount of the liabilities of Space Systems International assumed by First Enterprise Service Group

                           and

o         Space Systems International's basis in the assets

o Space Systems International shareholders would recognize gain or loss with respect to each share of Space Systems International common stock surrendered equal to the difference between the shareholder's basis in the share and the fair market value, as of the closing of the merger, of the First Enterprise Service Group common stock received in merger therefore.

In this event, a shareholder's aggregate basis in the First Enterprise Service Group common stock so received would equal its fair market value and the shareholder's holding period for this stock would begin the day after the merger is consummated.

Even if the merger qualifies as a reorganization, a recipient of First Enterprise Service Group common stock would recognize income to the extent if, among other reasons any shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Space Systems International common stock surrendered. Generally, income is taxable as ordinary income upon receipt. In addition, to the extent that Space Systems International shareholders were treated as receiving, directly or indirectly, consideration other than First Enterprise Service Group common stock in merger for Space Systems International's shareholder's common stock, gain or loss would have to be recognized.



                                                Sincerely,



                                            Michael T. Williams, Esq.



Ex.10.2

Number of Common Shares: 500,000

Date of Grant: November 20, 1999

STOCK OPTION affective  November: 20, 1999, between ITR
MARKETING INC. (the "Optionee") and SPACE SYSTEMS INTERNATIONAL
CORP. (the "Grantor") .

1. Grant of Option. The Grantor hereby qrants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to purchase from the Grantor 500,000 shares of the Common Shares of Space Systems Intenrnational Corp., $.0001 par value per share, as such Common Shares are now constituted, at the exercise price of .50 share, equal to an aggregate of $250,000.

2. Exercise Period. The Option granted hereby shall be exercisable for a period of twelve months from tha date that the common stock of the Grnntor is publicly traded or December 31, 2009, whichever first occus.

3. Exercise. The Option shall be exercisable in whole or in part at any time and from time to time during the term of the Option by written notice delivered to the Secretary of the company at its offices at 11440 West Bernardo Court, San Diego, CA 92121. The notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the Optionee and shall be accompanied by payment. The Option shall not be exrciercised at any time when its exercise or the delivery of the shares referred to in the notice would, in the optnion of the Company, be a violation of any law, qovernmental requlation or ruling. The option shall be exercisable only by Optionee. Any election to exercise this Grant shall be for increments of 10,000 Shares at a time and not for any lessar amounts.

4 Securities to be Unregistered. Unless registered, both the Option and the shares covered by the Option shall be "restricted securities" as defined in Ru1e 144 of the General Rules and Regulations under the Securities Act of 1933 (the "Act"), and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be establiahed to the satisfaction of the Company. Accordinqly, all certificates evidencing shares

                                      -1-





Ex. 10.3



                                Number of Common Shares: 500,000

                                 Date of Grant: October 15, 1999

                                          STOCK OPTION

STOCK OPTION effective October 15, 1999, between EVAN CAPITAL (the 'Optionee") and SPACE SYSTEMS INTERNATIONAL CORP. (the "Grantor).

1. Grant of Option. The Grantor hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to purchase from the Grantor 500,000 shares of the Common Shares of Space Systems International Corp., $.0001 par value per share, as such Common Shares are now constituted, at the exercise price of $.50 share, equal to an aggregate of $250,000.

2. Exercise Period. The Option granted hereby shall be exercisable for a period of twelve months from the date that the common stock of the Grantor is publicly traded or December 31, 2009, whichever first occurs.

3. Exercise. The Option shall be exercisable in whole or in part at any time and from time to time during the term of the Option by written notice delivered to the Secretary of the Company at its offices at 11440 West Bernardo Court, San Diego, CA 92127. The notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the Optionee and shall be accompanied by payment. The Option shall not be exercised at any time when its exercise or the delivery of the shares referred to in the notice would, in the opinion of the Company, be a violation of any law, governmental regulation or ruling. The option shall be exercisable only by Optionee. Any election to exercise this Grant shall be for increments of 10,000 Shares at a time and not for any lesser amounts.

4. Securities to be unregistered. Unless registered, both the Option and the shares covered by the Option shall be "restricted securities" as defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (the "Act"), and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. Accordingly, all certificates evidencing shares

                                       -1-

covered by the Option, and any securities issued in replacement or exchange therefore shall bear a restrictive legend to this effect unless the option and any underlying shares have been registered.

5. Assignment and Transfer. The Option and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns; but in no event may the Option be exercised subsequent to December 31, 2009.

6. Optionee as Shareholder. Optionee shall have all rights as a shareholder with respect to the shares covered by the option on and subsequent to the date of the issuance of a stock certificate or stock certificates to it. Adjustment will be made for dividends or other rights with respect to which the record date is on or subsequent to the date such stock certificate or certificates is issued.

7. Adjustment for changes in Capital Structure. In the event of a change in the capital structure of the Company as a result of any stock dividend, stock split, combination or reclassification of shares covered by the Option, the shares of Directors, whose determination shall be final.

8. Notices. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                                            SPACE SYSTEMS INTERNATIONAL CORP.

                                              By: /s/ John Papazian
                                                      John Papazian
                                                      President




Ex.10.4



                                       Number of Common Shares: 500,000

                                       Date 0f Grant: November 20, 1999

                                                STOCK OPTION

STOCK OPTION effective November 20, 1999, between NOVAK GRAPHICS LTD. (the "Optionee") and SPACE SYSTEMS INTERNATIONAL CORP. (the '"Grantor").

1. Grant of Option. The Grantor hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to purchase from the Grantor 5001000 shares of the Common Shares of Space Systems International Corp., $.0001 par value per share, as such Common Shares are now constituted, at the exercise price of $.50 share, equal to an aggregate of $250,000.

2. Exercise Period. The Option granted hereby shall be exercisable for a period of twelve months from the date that the common stock of the Grantor is publicly traded or December 31, 2009, whichever first occurs.

3. Exercise. The Option shall be exercisable in whole or in part at any time and from time to time during the term of the Option by written notice delivered to the Secretary of the Company at its offices at 11440 West Bernardo Court, San Diego, CA 92127. The notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the Optionee and shall be accompanied by payment. The Option shall not be exercised at any time when its exercise or the delivery 0(pound) the shares referred to in the notice would, in the opinion of the Company, be a violation of any law, governmental regulation or ruling. The option shall be exercisable only by Optionee. Any election to exercise this Grant shall be for increments of 10,000 Shares at a time and not for any lesser amounts.

4. Securities to be Unregistered. Unless registered, both the Option and the shares covered by the Option shall be "restricted securities" as defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (the "Act") , and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. Accordingly, all certificates evidencing shares

                                       -1-
covered by the Option, and any securities issued in replacement or exchange therefore shall bear a restrictive legend to this effect unless the option and any underlying shares have been registered.

5. Assignment and Transfer. The Option and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns; but in no event may the Option be exercised subsequent to December 31, 2009.

6. Optionee as Shareholder. Optionee shall have all rights as a shareholder with respect to the shares covered by the option on and subsequent to the date of the issuance of a stock certificate or stock certificates to it. Adjustment will be made for dividends or other rights with respect to which the record date is on or subsequent to the date such stock certificate or certificates is issued.

7. Adjustment for changes in Capital Structure. In the event of a change in the capital structure of the Company as a result of any stock dividend, stock split, combination or reclassification of shares covered by the Option, the shares of Directors, whose determination shall be final.

8. Notices. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                                     SPACE SYSTEMS INTERNATIONAL CORP.

                                          By: /s/ John Papazian
                                                  John Papazian
                                                  President




Ex. 10.5



                                   Number 0f Common Shares: 750,000

                                  Date 0f Grant: December 10, 1999

                                            STOCK OPTION

STOCK OPTION effective December 10, 1999, between LARIX
INTERNATIONAL LTD. (the "Optionee") and SPACE SYSTEMS INTERNATIONAL CORP. (the "Grantor").

1. Grant of Option. The Grantor hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an Option to purchase from the Grantor 750,000 shares of the Common Shares of Space Systems International Corp., $.0001 par value per share, as such Common Shares are now constituted, at the exercise price of $.50 share, equal to an aggregate of $375,000.

2. Exercise Period. The Option granted hereby shall be exercisable for a period of twelve months from the date that the common stock of the Grantor is publicly traded or December 31, 2009, whichever first occurs.

3. Exercise. The Option shall be exercisable in whole or in part at any time and from time to time during the term of the Option by written notice delivered to the Secretary of the Company at its offices at 11440 West Bernardo Court, San Diego, CA 92127. The notice shall state the number of shares with respect to which the Option is being exercised, shall be signed by the Optionee and shall be accompanied by payment. The Option shall not be exercised at any time when its exercise or the delivery of the shares referred to in the notice would, in the opinion of the Company, be a violation of any law, governmental regulation or ruling. The option shall be exercisable only by Optionee. Any election to exercise this Grant shall be for increments of 10,000 Shares at a time and not for any lesser amounts.

4. Securities to be Unregistered. Unless registered, both the Option and the shares covered by the Option shall be "restricted securities" as defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (the "Act"), and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company. Accordingly, all certificates evidencing shares

                                         -1-


covered by the Option, and any securities issued in replacement or exchange therefore shall bear a restrictive legend to this effect unless the option and any underlying shares have been registered.

5. Assignment and Transfer. The Option and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns; but in no event may the Option be exercised subsequent to December 31, 2009.

6. Optionee as Shareholder. Optionee shall have all rights as a shareholder with respect to the shares covered by the option on and subsequent to the date of the issuance of a stock certificate or stock certificates to it. Adjustment will be made for dividends or other rights with respect to which the record date is on or subsequent to the date such stock certificate or certificates is issued.

7. Adjustment for changes in Capital Structure. In the event of a change in the capital structure of the Company as a result of any stock dividend, stock split, combination or reclassification of shares covered by the Option, the shares of Directors, whose determination shall be final.

8. Notices. All notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                                       SPACE SYSTEMS INTERNATIONAL CORP.

                                         By: /s/ John Papazian
                                                 John Papazian
                                                 President



Ex. 10.7

                                     Amendment No. One (I)

                               INDEPENDENT CONTRACTOR AGREEMENT

This  Amendment to the  Independent  Contractor  Agreement (the " Amendment") is
entered into as of May 6, 1999 (the "Effective Date") by and between QUALCOMM Global Services, Inc., a California corporation, with a place of business at San Diego, California (hereinafter "QUALCOMM") and Space Systems International Corporation, a Delaware corporation with a place of business at 11440 W. Bernardo Court, Suite 300, San Diego, California 92127-9788 (hereinafter "Independent Contractor"), amends certain provisions of the Independent Contractor Agreement (the " Agreement") dated January 5, 1999 with regard to the following facts:

A. Independent Contractor and QUALCOMM have begun performance under the Agreement and its Exhibits.

B. QUALCOMM Incorporated has sold, assigned, transferred, conveyed and set over to QUALCOMM Global Services, Inc. all of QUALCOMM Incorporated's right, title and interest in and to, and QUALCOMM Global Services Inc. assumes all of QUALCOMM Incorporated's obligations under the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained,  the
receipt  and  sufficiency  of  which  is  hereby   acknowledged,   QUALCOMM  and
Independent Contractor agree as follows:

1. QUALCOMM Global Services, Inc. shall assume the rights and obligations currently under QUALCOMM Incorporated. Where "QUALCOMM" had previously been designated in the Agreement to mean QUALCOMM Incorporated, shall now be designated to mean QUALCOMM Global Services, Inc.

All other terms and conditions of the Agreement which are not expressly modified or amended by this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the day and year first above written.

QUALCOMM Global Services, Inc.           Space Systems International Corporation
 By: /s/ M. Terrell Colvin               By: /s/ Ed Daley
 Name:   M. Terrell Colvin               Name:   Ed Daley
 Title:  Subcontracts Manager            Title:  Chief Financial Officer



                              AMENDMENT NO. TWO (2)

                        INDEPENDENT CONTRACTOR AGREEMENT

This Amendment to the Independent Contractor Agreement (the " Amendment") is entered into as of May 7, 1999 between QUALCOMM Global Services, Inc, a
California corporation with a place of business at San Diego, California (hereinafter "QUALCOMM"), and Space Systems International Corporation, a Delaware corporation, with a place of business at 11440 W. Bernardo Court, Suite 300, San Diego, California 92127-9788 (hereinafter "Independent Contractor"), amends certain provisions of the Independent Contractor (the " Agreement") dated January 5, 1999 with regard to the following facts::

1. Section 2. Compensation, a. Payment. is modified to read:
        a. Payment. QUALCOMM shall compensate Independent Contractor for the Services in accordance with Exhibit B. All pricing items are "Not-To-Exceed" in value. Independent Contractor must advise QUALCOMM's Subcontracts Manager upon reaching seventy-five percent (75%) expenditure. Should Independent Contractor exceed the Not-To-Exceed value, such costs will be borne at Independent contractor's sole expense.

2. Section 5. Term. is modified as follows:
        a. Delete the title "Term" and substitute "Term and Termination" in lieu thereof.
        b. Designate the first paragraph as paragraph "a. Term".
        c. Add paragraphs 5b. Termination for Convenience, 5c. Termination for Default, 5d. Rights Upon Termination and 5e. Stop Work Order as
          follows:

5b. Termination for Convenience. QUALCOMM may terminate this
Agreement or any portion of this Agreement at any time, effective upon delivery of written notice thereof (the "Termination Notice") to Independent Contractor. Upon any such termination QUALCOMM's sole and exclusive liability to Independent Contractor shall be to pay to Independent Contractor the prices specified in this Agreement for any Services which have been performed for QUALCOMM, to the extent not previously paid. Any request by Independent Contractor for termination charges shall be deemed waived if not asserted within twenty (20) business days after the date of the Termination Notice.

5c. Termination for Default. QUALCOMM may terminate this Agreement or any portion of this Agreement immediately upon written notice to Independent
Contractor, if Independent Contractor: (i) fails to make adequate progress to complete the Services required in accordance with Exhibit A or does not complete the Services in accordance with the documentation applicable to such Services,
(ii) fails to act promptly  upon  receipt of  QUALCOMM's  request for  Services,
(iii)


                                       -1-
fails to utilize QUALCOMM approved personnel. Independent Contractor or QUALCOMM may terminate this Agreement upon written notice to the other party if (a) the other party files or has filed against it any proceeding in bankruptcy or insolvency, (b) makes a general assignment for the benefit of creditors, or (c) otherwise fails to comply in any other respect. other than
(i)-(iii), with the terms and conditions of this Agreement within thirty (30) days after the date of written notice of such non-compliance.

5d. Rights Upon Termination. Any and all Services to be performed pursuant to this Agreement shall cease immediately upon any expiration or termination of this Agreement. Independent Contractor shall mitigate its damages upon receipt of any termination notice. QUALCOMM shall be liable to Independent Contractor for equitable and mutually agreeable compensation for Independent Contractor's direct and indirect cost of labor, materials and expenses which Independent Contractor shall not have been able to reasonably mitigate. Upon any such expiration or termination of this Agreement, Supplier shall immediately deliver to QUALCOMM all Deliverables as described in the SOW in whatever their current state of production. fu addition, upon termination or expiration, Independent Contractor shall return to QUALCOMM, or destroy and provide written certification of its destruction to QUALCOMM, all proprietary and confidential infomlation received from QUALCOMM.

5e. Stop  Work  Order.  QUALCOMM  shall have the right   at any time during the
performance of Services to direct Independent Contractor, in writing. to temporarily stop all or portions of the Services covered by this Agreement (such direction is referred to herein as a "Stop Work Order"). Upon receipt of any Stop Work Order Independent Contractor will immediately stop all activities to the extent specified in the Stop Work Order and will take all reasonable steps to minimize the occurrence of costs allocable to the Services covered by the Stop Work Order. If QUALCOMM exercises this right. the length of a Stop Work Order shall be for a maximum duration of twenty-six (26) weeks (the "Stop Work Period"). Prior to the conclusion of the Stop Work Period, QUALCOMM may either
(1) direct Independent Contractor to resume all or part of the Services to which the Stop Work Order applied. or (2) terminate the whole Agreement, or the portion of the Services to which the Stop Work Order applied pursuant to Termination for Convenience, or (3) request Independent Contractor to accept a further delay in the performance of the Services to which the Stop Work Order applied. fu the event of a Stop Work Order, QUALCOMM shall be liable to Independent Contractor for equitable and mutually agreeable compensation for Independent Contractor's direct and indirect cost of labor, materials and expenses which Independent Contractor shall not have been able to reasonably mitigate. QUALCOMM shall have the right to direct Independent Contractor to resume Services at any time during the Stop Work Period. In the event QUALCOMM orders Independent Contractor, in writing, to resume Services, Independent Contractor shall receive an equitable adjustment in the price, delivery schedule and other affected provisions of this Agreement.

3. Add Section 14.h. Responsibility for OUALCOMM Equipment as follows:

h. Responsibility for QUALCOMM Equipment. All property and equipment, including software, which is furnished to Independent Contractor by QUALCOMM for performance of Services under this Agreement shall be and remain the property of QUALCOMM, and title to such property shall not be affected by incorporation or attachment to any other property. All property and equipment furnished or consigned to Independent Contractor by QUALCOMM under this Agreement, shall be kept and maintained in first class condition and replaced to the extent necessary for performance under this Agreement. Such property shall be used by Independent Contractor only in the performance of this Agreement or as may otherwise be authorized in writing by QUALCOMM, and shall remain the property of QUALCOMM. When instructed by QUALCOMM, Independent Contractor shall hand deliver the property covered by this Section to QUALCOMM. at the completion or termination of this Agreement, or shall make such other disposition F.O.B. destination as QUALCOMM may direct. Independent Contractor shall bear the risk of loss or destruction of and damage to property covered by this Section until delivered or returned to QUALCOMM. Independent Contractor shall deliver or return such property in the same condition as when manufactured, acquired or received. except for reasonable wear for utilization thereof in accordance with the term s of this Agreement.

4. Modify Exhibit A. Independent Contractor Services Statement of Work as attached.

5. Modify Exhibit B. Compensation and Reimbursement as attached.

All other terms and conditions of the Agreement which are not expressly modified or amended by this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

QUALCOMM Global Services                 Space Systems International Corporation
  By: /s/ M. Terrell Colvin                By: /s/ Ed Daley
  Name:   M. Terrell Colvin                Name:   Ed Daley
  Title:  Subcontracts Manager             Title:  Chief Financial Officer

                                    Exhibit A

Independent Contractor Services
Statement of Work

Les Bender, John Castro or their appointee of QUALCOMM will be Independent Contractor's Point of Contact (POC) and will provide all technical direction under the Agreement. Best commercial practices will be used.

Such tasks may include but are not limited to:

1.0  Independent  Contractor  shall provide  Management  and System  Integration services for the deployment of QUALCOMM's wireless infrastructure products. These services include but not limited to: 1.1 Coordinate with the Business Development and Project Management Departments to generate project plans, schedules and cost estimates for assigned markets. 1.2 Perform and lead system level network design activities and complete product questionnaires for the purpose of configuring QUALCOMM's wireless infrastructure for assigned markets.
1.3 Manage deployment teams in San Diego and at QUALCOMM's customer/partner locations as directed by the POC.
1.4 Coordinate  with  logistics   teams  for  the  delivery  of  equipment  and
documentation as specified by the POC.
1.5 Travel to customer/partner locations as agreed to with the POC.
1.6 RF Network Planning and System Design.
1.7 Network hardware installation.
1.8 Hardware/software commissioning.
1.9 Acceptance testing and commercial launch of deployed networks.
1.10 Network operations and maintenance support.
1.11 Hotline support and technical interface to San Diego.
1.12 Deployment coordination and customer interface.
2.0 Communications: Independent Contractor shall be available for   discussions
and meetings at QUALCOMM's principle place of work as required. Independent Contractor shall be available to exchange informatio n and for telephone conferences during the entire workweek if not physically at QUALCOMM facilities.

3.0 Deliverables: Independent Contractor shall generate documents as required by the POC. The documents shall be informally submitted and include but not limited to:

3.1 Project Plans
3.2 Project Schedules
3.3 Manpower estimates and project loading
3.4 BSC and BTS configuration questionnaires
3.5 Letters to customers/partners
3.6 A report submittedwith the invoice summarizing activities perfol1l1ed during the previous month

                                    Exhibit B

Compensation and Reimbursement

Independent Contractor will provide personnel to support the project, upon prior written approval from QUALCOMM, in accordance with the following personnel categories and rates. Independent Contractor personnel will support the project as necessary and not less than 40 hours of Services per week, with the exception that driver and translator personnel are on an "as required" basis only. All rates are all inclusive and include, but are not limited to, labor supervision, office space, foreign and domestic taxes, fees, duties, applicable laws, overhead, general and administrative costs, profit and all items associated with payment to Independent Contractor under the Agreement. All rates are in U .S. dollars ($).

1. Project Manager:
Labor cost for 1 year: 2080 hrs x $75.00/hr. = $156,000.00
Travel Expenses: 6 trips x $10.000.00/trip   = $ 60,000.00
TOTAL NOT -TO-EXCEED                           $216,000.00


2. Russian Labor:
Category                               Hourly Rate                 Weekly Rate
Lead Field Engineer-LFE                 $72.18                      $2887.20
Site Manager-SM1                        $59.54                      $2381.60
Site Manager-SM2                        $30.70                      $1228.00
Network Planner-NP                      $36.10                      $1444.00
Field Engineer 1-FEl                    $50.04                      $2001.60
Field Engineer 2-FE2                    $30.93                      $1237.20
Driver w/Foreign Car-DRF *              $19.04                       $761.60
Driver w/Russian Car-DRR *              $16.99                       $679.60
Translator- TR *                         $8.58                       $343.20
TOTAL NOT-TO-EXCEED                                              $900.000.00

(Weekly Rates shall apply with the exception of * Category Personnel)

3. Expenses:

Prior written approval from QUALCOMM is mandatory for all travel or other expenses required in performance of Services by Independent Contractor personnel. Travel and associated expenses are only applicable for Independent Contractor personnel traveling outside of Independent Contractor personnel' s assigned location. Should prior written approval not be obtained, such cost may be borne by Independent Contractor. Travel expenses will be reimbursed to Independent Contractor at actual costs. Expenses must be confirmed by original receipts, or legible copies, attached to each invoice.

Lodging will be reimbursed to Independent Contractor at actual costs not to exceed the US State Department Lodging Rate schedule for the month and city in which the expense occurs. Expenses must be confirmed by original receipts, or legible copies, attached to each invoice.

Meals and Incidental Expenses (M&IEs) will be reimbursed to Independent Contractor at actual costs not to exceed the US State Department M&IE Rate for the month and city in which the expense occurs. Expenses must be confirmed by original receipts, or legible copies, attached to each invoice.

Expenses, incurred other than in U .S. Dollars ($) will be converted to US dollars ($) at the exchange rate in effect on the date of each invoice period incurring such expense. The exchange rate used will be the published rate of Citibank.

Ex. 10.14

ss.262. Appraisal rights.


(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph. (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows: (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After determining  the stockholders entitled to an appraisal,   the  Court
shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state. (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal. (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just. (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.






EX 10.15


                             Resales Representatives

All representatives listed are obligated to represent the corporation in the resales of our product line. In this capacity they will be paid a commission.

All individuals were recommended to the corporation through business contacts.

All relationships are as resale representatives.

The following sales agent represent the company in these 21 country's. The U.S. is covered by Corporate Officers Dennis Appel and John Papazian.

Arthor Low                 Taiwan
Ted Vorachard              Thailand, Malaysia, Singapore
Ara Prestayo               Indonesia
Carlos Abohassen           Turkey, Greece, Isreal, Venezuela, Brazil, Agrentina
Omar Barayan               Saudi Arabia, Egypt and Kuwait
Leslie J. Martinkovics     Hungry, Germany
Victor Arhipov             Russia, Ukraine
Barry berman               Canada
Manual Angolo Jerez        Spain
Grace Wn                   China
















SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 13, 2000 .

                                          FIRST ENTERPRISE SERVICE GROUP, INC.


                                          By: /s/  MICHAEL T. WILLIAMS.

                                                 President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                TITLE                        DATE

/s/ Michael Williams    President and Treasurer       October 13, 2000